                                                                    Exhibit (i)
EX-99.i
Exhibit 99.i
ex-99_i.txt

                                  [LETTERHEAD]


                                 April 30, 2007



The Navellier Millennium Funds
One East Liberty, Third Floor
Reno, NV  89501


     Re:  The Navellier Millennium Funds N-1A
          Post-Effective Amendment No. 15
          File No. 033-63155
          File No. 811-08995



Gentlemen:

     I have acted as counsel to The Navellier Millennium Funds (the "Fund") in connection with the preparation of the initial Registration Statement on Form N-1A and all Post-Effective Amendments for filing with the Securities and Exchange Commission, covering shares of common stock at no par value, of the Fund.


     I hereby consent to the incorporation by reference of my September 9, 1998 Opinion and Consent as an Exhibit to Post-Effective Amendment No. 15 to the Registration Statement of the Fund to be filed May 1, 2007 and to the reference of my name in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any Distributor or dealer in connection with the registration and qualification of the Fund or its common stock under the securities laws of any state or jurisdiction. In giving such permission, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                Very truly yours,

                                                LAW OFFICES OF SAMUEL KORNHAUSER

                                                By: /s/ Samuel Kornhauser
                                                Samuel Kornhauser


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